                                                                      EXHIBIT 21

                OWNERSHIP LIST OF EL PASO ENERGY PARTNERS, L.P.
                            AS OF DECEMBER 31, 2001

                                                                                                 % OF
ENTITY NAME                                    OWNER                                           OWNERSHIP
-----------                                    -----                                           ---------
Argo I, L.L.C. (DE)..........................  Argo II, L.L.C.                                     100
Argo II, L.L.C. (DE).........................  El Paso Energy Partners, L.P.                       100
Argo, L.L.C. (DE)............................  Argo I, L.L.C.                                      100
Atlantis Offshore, LLC (DE)..................  Manta Ray Gathering Company, L.L.C.                  50
DeepTech International Inc. (DE).............  El Paso Corporation                                 100
Delos Offshore Company, L.L.C. (DE)            El Paso Energy Partners, L.P.                       100
East Breaks Gathering Company L.L.C. (DE)....  El Paso Energy Partners Deepwater, L.L.C.           100
El Paso Energy Partners Company (DE).........  DeepTech International Inc.                         100
El Paso Energy Partners Deepwater, L.L.C.
  (DE).......................................  El Paso Energy Partners, L.P.                       100
El Paso Energy Partners Finance Corporation
  (DE).......................................  El Paso Energy Partners, L.P.                       100
El Paso Energy Partners Oil Transport, L.L.C.
  (DE).......................................  El Paso Energy Partners, L.P.                       100
El Paso Energy Partners Operating Company,
  L.L.C. (DE)................................  El Paso Energy Partners, L.P.                       100
Flextrend Development Company, L.L.C. (DE)...  El Paso Energy Partners, L.P.,                      100
Green Canyon Pipe Line Company, L.P. (DE)....  El Paso Energy Partners, L.P.                     97.99(LP)
                                               El Paso Energy Partners Oil Transport, L.L.C.      1.00(GP)
                                               El Paso Energy Partners Company                    1.01
High Island Offshore System, L.L.C. (DE).....  El Paso Energy Partners Deepwater, L.L.C.           100
Manta Ray Gathering Company, L.L.C. (DE).....  El Paso Energy Partners, L.P.                       100
Poseidon Oil Pipeline Company, L.L.C. (DE)...  Poseidon Pipeline Company, L.L.C.                    36
Poseidon Pipeline Company, L.L.C. (DE).......  El Paso Energy Partners, L.P.                       100
VK Deepwater Gathering Company, L.L.C.
  (DE).......................................  El Paso Energy Partners, L.P.                       100
VK-Main Pass Gathering Company, L.L.C.
  (DE).......................................  El Paso Energy Partners, L.P.                       100
Crystal Holding, L.L.C. (DE).................  El Paso Energy Partners, L.P.                       100
Petal Gas Storage, L.L.C. (DE)...............  Crystal Holding, L.L.C.                             100
First Reserve Gas, L.L.C. (DE)...............  Crystal Holding, L.L.C.                             100
EPN NGL Storage, L.L.C. (DE).................  Crystal Holding, L.L.C.                             100
Hattiesburg Industrial Gas Sales, L.L.C.
  (DE).......................................  First Reserve Gas, L.L.C.                           100
Hattiesburg Gas Storage Company (DE).........  First Reserve Gas, L.L.C.                            50
                                               Hattiesburg Industrial Gas Sales, L.L.C.             50
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